Exhibit 1.1

3,348,166

CECO Environmental Corp.

Common Stock

UNDERWRITING AGREEMENT

May     , 2007

OPPENHEIMER & CO. INC.

125 Broad Street

New York, New York 10004

As Representative of the several

Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Introductory. CECO Environmental Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 1,000,000 shares of its common stock, par value $0.01 per share (the “Shares”), and the stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of 2,348,166 Shares. The 1,000,000 Shares to be sold by the Company and the 2,348,166 Shares to be sold by the Selling Stockholders are collectively called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 502,250 Shares (the “Optional Shares”), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Oppenheimer & Co. Inc. (“Oppenheimer”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-142052), and amendments thereto, and related preliminary prospectuses to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the prospectus, financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” Any preliminary prospectus included in the Registration Statement or filed with the

Commission pursuant to Rule 424 under the Securities Act is called a “preliminary prospectus.” As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means any preliminary prospectus, together with the free writing prospectuses, if any, identified on Schedule C, including each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “preliminary prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the effective date of the Registration Statement or the date of any preliminary prospectus or the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of any preliminary prospectus or the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to (i) the Registration Statement, 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(A)(n) of this Agreement. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the effective date of the Registration Statement or the date of any preliminary prospectus or the Prospectus, as the case may be.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 9(c) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements for use of Form S-3 under the Securities Act. The Company also meets the requirements for use of Form S-3 under the Securities Act referenced in Conduct Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers Inc. (the “NASD”).

The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the applicable Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act. Except for the free writing prospectuses, if any, identified on Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses, Time of Sale Prospectus, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, Time of Sale Prospectus, the Prospectus or the Registration Statement or any other document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.

(d) Independent Accountants. Batelle & Batelle LLP (i) was listed as an independent registered public accounting firm with the Public Company Accounting Oversight Board as of the date hereof and, to the knowledge of the Company, continues to hold this status and (ii) to the knowledge of the Company, is, with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act. Deloitte & Touche LLP (i) was listed as an independent registered public accounting firm with the Public Company Accounting Oversight Board as of the date hereof and, to the knowledge of the Company, continues to hold this status and (ii) to the knowledge of the Company, is, with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act.

(e) Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference into the Registration Statement, the Prospectus and Time of Sale Prospectus present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and the statements of operations, stockholders’ equity and comprehensive income and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The selected historical financial data and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference into the Registration Statement. The other financial and statistical data set forth in the Registration Statement and included in either the Prospectus or the Time of Sale Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and either the Prospectus or the Time of Sale Prospectus that are not included as required. Neither the Company nor any Subsidiary or Joint Venture has engaged in or effected any transaction or arrangement that would constitute an “off-balance sheet arrangement” (as defined in Item 303 of Regulation S-K of the Commission (“Regulation S-K”)). All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures have been presented in compliance with Item 10 of Regulation S-K.

(f) No Material Adverse Change in Business. Except as disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no (i) material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and its Subsidiaries and Joint Ventures, each as defined below, taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any

Subsidiary or Joint Venture, which is material to the Enterprise, (iv) change in the capital stock of the Company or any Subsidiary or Joint Venture, (v) material change in the outstanding indebtedness of the Company or any Subsidiary or Joint Venture or (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(g) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Time of Sale Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(h) Good Standing of Subsidiaries and Joint Ventures. Each subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) and each joint venture of the Company (each, a “Joint Venture,” and together, the “Joint Ventures”) is identified in Schedule D to this Agreement. Each Subsidiary and Joint Venture has been duly organized and is validly existing as a business entity in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change. All of the issued and outstanding equity interests of each Subsidiary and Joint Venture has been duly authorized and validly issued, and are fully paid and non-assessable; except in the case of the Joint Ventures or as otherwise disclosed in the Time of Sale Prospectus, all such shares are wholly owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary, except that the shares of kbd/Technic, Inc. are held in a voting trust of which Richard J. Blum, as the president of the Company, is the trustee to satisfy the requirements for such subsidiary to be a professional engineering firm.

(i) Capitalization. The authorized capital stock of the Company, and the issued and outstanding capital stock of the Company as of the date hereof after giving effect to the offering of the Shares and the other transactions contemplated by this Agreement and assuming the exercise by the Underwriters of the option to purchase the Optional Shares, as provided in Section 2, is as set forth in the Time of Sale Prospectus under the caption “Capitalization” under the “Pro Forma As Adjusted” column (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon exercise of outstanding options described in the Time of Sale Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement or in the Time of Sale Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(j) Other Securities. Except as disclosed in the Time of Sale Prospectus, there are no outstanding (i) securities or obligations of the Company or any Subsidiary or Joint Venture convertible into or exchangeable for any equity interests of the Company or any Subsidiary or Joint Venture, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary or Joint Venture any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary or Joint Venture to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(k) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration of listing. The Company is in compliance with all applicable corporate governance requirements set forth under the rules of the NASD.

(l) Compliance with Laws. The Company and each Subsidiary and Joint Venture are in compliance with all laws as in effect on the date hereof applicable to the conduct of their business or operations, or applicable to their employees, except where the failure to be in compliance would not cause a Material Adverse Change. None of the Company or any Subsidiary or Joint Venture has received notice of any violation of any law, or any potential liability under any law, relating to the operation of its business or to its employees or to any of the assets, operations, processes, employees or products of the Company or any Subsidiary or Joint Venture.

(m) Authorization of Agreement and Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

(n) Authorization and Description of Firm Shares and Optional Shares. The Firm Shares to be issued by the Company and the Optional Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement. When the Company issues and delivers the Firm Shares to be issued by the Company and the Optional Shares pursuant to this Agreement against payment of the consideration set forth herein, the Firm Shares to be issued by the Company and the Optional Shares will be validly issued, fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; the issuance by the Company of the Firm Shares to be issued by the Company and the Optional Shares is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has authorized and available a sufficient number of Shares for issuance of the Firm Shares to be issued by the Company and the Optional Shares pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Shares.

(o) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary or Joint Venture is (i) in violation of its certificate of incorporation or by-laws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary or Joint Venture is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and in the Time of Sale Prospectus including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described therein, and the compliance by the Company with its obligations under this Agreement (except as contemplated by the Time of Sale Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary or Joint Venture pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Subsidiary or Joint Venture or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or Joint Venture or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary or Joint Venture.

(p) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary or Joint Venture exists or to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries, Joint Ventures, principal operators, contractors, suppliers or customers, which, in either case, would result in a Material Adverse Change. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary or Joint Venture plans to terminate employment with the Company or such Subsidiary or Joint Venture.

(q) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or Joint Venture, which is required to be disclosed in the Registration Statement (other than as disclosed in the Time of Sale Prospectus), or which might result in a Material Adverse Change, or which might materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of any and all pending legal or governmental proceedings to which the Company or any Subsidiary or Joint Venture is a party or of which any of their property or assets is the subject which are not described in the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Change.

(r) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus pursuant to Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K or incorporated by reference therein which have not been so described, filed or incorporated as required.

(s) Possession of Intellectual Property. The Company and the Subsidiaries and Joint Ventures own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, cause a Material

Adverse Change. Neither the Company nor any Subsidiary or Joint Venture has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary or Joint Venture therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

(t) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the offering, issuance or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by the NASD.

(u) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the Nasdaq Global Market in accordance with Regulation M.

(v) Possession of Licenses and Permits. The Company and each Subsidiary and Joint Venture possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Change; the Company and each Subsidiary and Joint Venture are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate cause a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Material Adverse Change; and neither Company nor any Subsidiary or Joint Venture has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

(w) Title to Property. The Company and each Subsidiary and Joint Venture have good and marketable title to all real property reflected in the financial statements hereinabove described as owned by them and good title to all other properties reflected in the financial statements hereinabove described as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Time of Sale Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made or to be made of such property by the Company or any Subsidiary or Joint Venture, as applicable; and all of the leases and subleases material to the business of the Enterprise, and under which the Company or any Subsidiary or Joint Venture holds properties described in the Time of Sale Prospectus, are in full force and effect, and neither the Company nor any Subsidiary or Joint Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary or Joint Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary or Joint Venture to the continued possession of the leased or subleased premises under any such lease or sublease.

(x) Insurance. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, the Company and each Subsidiary and Joint Venture are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the conduct of their businesses and as are customary for the business in which they are engaged; all such policies of insurance insuring the Company and each Subsidiary and Joint Venture are in full force and effect and the Company and each Subsidiary and Joint Venture has no reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, there are no claims by the Company or any Subsidiary or Joint Venture under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary or Joint Venture has been refused any insurance coverage sought or applied for or for which a renewal was sought or applied for, except where the Company or such Subsidiary obtained similar coverage from similar insurers.

(y) Taxes. The Company and each of the Subsidiaries and Joint Ventures has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.

(z) Investment Company Act. Neither the Company nor any Subsidiary or Joint Venture is required, and upon the issuance and sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(aa) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary or Joint Venture (or, to the knowledge the Company or any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary or Joint Venture to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any Subsidiary or Joint Venture, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary or Joint Venture or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any Subsidiary or Joint Venture (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Time of Sale Prospectus, neither the Company nor any Subsidiary or Joint Venture has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement, other than as included in the Registration Statement, except for (i) such rights as have been duly waived and (ii) the registration rights of the Harvey Sandler Revocable Trust under a Warrant Agreement dated December 7, 1999, and ICS Trustee Services, Ltd under Warrant Agreement dated December 7, 1999, which registration rights have been satisfied by the Company’s currently effective registration statement on Form S-3, Registration No. 333-130294 (the “Selling Stockholder Form S-3”) and (ii) Green Diamond Oil Corp. under a Warrant Agreement dated December 7, 2006, which registration rights are with respect to 250,000 shares and do not become effective until July 1, 2007.

(cc) Internal Accounting. Subject to such exceptions, if any, as could not reasonably be expected to cause a Material Adverse Change, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (ii) the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company’s audit committee of the Company’s board of directors and the Company’s independent registered public accounting firm have been made aware of any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any Subsidiary or Joint Venture on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary or Joint Venture on the other hand, which is required to be described or incorporated by reference in the Prospectus and which is not so described or incorporated. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.

(ff) Brokers. Neither the Company nor any Subsidiary or Joint Venture is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(gg) Sarbanes-Oxley Act of 2002. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof now applicable to it.

(hh) Certain Payments. Neither the Company, any Subsidiary or Joint Venture nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any Subsidiary or Joint Venture, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiaries and Joint Ventures has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Subsidiary or Joint Venture maintains and is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one of the Subsidiaries or Joint Ventures is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor any Subsidiary or Joint Venture has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(jj) Corporate Records. The minute books of the Company and each Subsidiary and Joint Venture have been made available to the Underwriters and counsel for the Underwriters, and such books (i) reflects all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies or interest holders) of the Company and each Subsidiary and Joint Venture since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(kk) Margin Securities. Neither the Company or any Subsidiary or Joint Venture owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(II) Prospectus Statements. The statements set forth in the Time of Sale Prospectus under the captions “Risk Factors” and “Prospectus Summary” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(mm) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company of the Offered Shares.

Any certificate signed by any officer of the Company that is delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

(a) Authorization of Agreement and Binding Effect. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding obligation of such Selling Stockholder enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

(b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Stockholder and the Company, as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) Title to Offered Shares to be Sold. Such Selling Stockholder has, and on the First Closing Date will have, good and valid title to all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(d) Delivery of the Offered Shares to be Sold. Delivery of the Offered Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(f) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by such Selling Stockholder of its obligations hereunder, or in connection with the offering or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder, state securities laws or by the NASD.

(g) Absence of Defaults and Conflicts. Neither the sale of the Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, if such Selling Stockholder is a corporation, association or other entity, the charter, by-laws or similar organizational documents of such Selling Stockholder or, as to all such Selling Stockholders, the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

(h) Selling Stockholder Information. In respect of any statements in or omissions from the Registration Statement or the Time of Sale Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such statements not misleading. The parties acknowledge that the only information furnished by or on behalf of such Selling Stockholder in writing expressly for use in connection with the preparation of the Registration Statement or the Time of Sale Prospectus or any supplements thereto is the information as to its name, address, the amount of shares of the Company held by such Selling Stockholder prior to the offering and to be offered for such Selling Stockholder’s account.

(i) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement except to the extent exercised and so included or hereby waived, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and as have been described in the Registration Statement and Time of Sale Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those, in each instance, described in the Registration Statement and the Time of Sale Prospectus.

(j) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Stockholder of the Offered Shares.

(k) Distribution of Offering Materials by the Selling Stockholders. Such Selling Stockholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus or the Registration Statement.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to such Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Shares

(a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 1,000,000 Firm Shares and (ii) each Selling Stockholder agrees to sell to the several Underwriters the number of Firm Shares set forth opposite its name on Schedule A, for an aggregate of 2,348,166 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $             per share.

(b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Porter & Hedges, L.L.P., 1000 Main Street, Suite 3600, Houston, Texas 77002 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on May     , 2007, or such other time and date as shall be agreed upon by the Representative and the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 502,250 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Shares. The Representative hereby advises the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Oppenheimer, individually and not as the Representative, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been by the Representative received by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

(f) Delivery of the Offered Shares. The Company and Selling Stockholders shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. Upon request, the Company shall furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(A)(e) or 3(A)(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Representative’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Prospectus or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative shall have objected in writing, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) Amendments to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If the delivery of a prospectus is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Representative’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(g).

(h) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds, if any, from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j) Transfer Agent. The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Periodic Reporting Obligations. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, the Nasdaq Global Market all reports and documents required to be filed under the Exchange Act.

(m) Listing. The Company will use its best efforts to effect and maintain the inclusion and quotation of the Offered Shares on the Nasdaq Global Market and to maintain the inclusion and quotation of the Shares on the Nasdaq Global Market unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Oppenheimer an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Oppenheimer, that may be transmitted electronically by Oppenheimer and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Oppenheimer, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of Oppenheimer (which consent may be withheld at the sole discretion of Oppenheimer), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that (1) the Company may issue Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or any amendment to or replacement of such plan, (2) file one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Shares or the issuance and exercise of options to purchase Shares granted under the employee benefit plans of the Company existing on the date of the Prospectus or the Company’s 2007 Equity Incentive Plan or any amendment to or replacement of such plan, (3) the Company may issue shares upon the exercise of warrants outstanding on the date hereof, (4) file any required amendments to the Selling Stockholder S-3, and (5) the transfer of any Shares pursuant to a tender offer, exchange offer, merger, business combination or similar transaction that will result in the holders of the Shares outstanding immediately prior to such transaction failing to continue to represent at least 50% percent of the combined voting power of the Shares or such surviving or other entity outstanding immediately after such transaction. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) within three business days prior to the expiration of the Lock-up Period, the Company delivers to Oppenheimer a certificate, signed by the Chief Financial Officer or Chief Executive Officer of Company, certifying on behalf of the Company that the Shares are “actively traded securities” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, in the manner contemplated by Rule 2711(f)(4) of NASD. The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the restricted period.

(p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(q) Future Reports to the Representative. During the period of five years hereafter the Company will furnish to the Representative at 125 Broad Street, New York, New York 10004 Attention: Henry P. Williams as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock. In addition, the Company will furnish to the Representative by e-mail at henry.williams@opco.com electronic copies of (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants and (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange.

(r) No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

(a) [Intentionally Omitted]

(a) No Stabilization or Manipulation; Compliance with Regulation M . Prior to the completion of the distribution of the Offered Shares, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), such Selling Stockholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(b) Delivery of Forms W-9 . To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9.

C. Oppenheimer, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses . The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters (the Underwriters being limited to one counsel) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road shows, (ix) the fees and expenses associated with listing the Offered Shares on the Nasdaq Global Market and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (ii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

Section 5. Covenant of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letters. On the date hereof, the Representative shall have received from:

(i) Batelle & Batelle LLP, independent certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information incorporated by reference in the Registration Statement, Time of Sale Prospectus, and the Prospectus (and the Representative shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission (“Regulation S-X”);

(ii) Deloitte & Touche LLP, independent certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus, and the Prospectus (and the

Representative shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and

(iii) Greenwalt Sponsel & Co., Inc., independent certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus, and the Prospectus (and the Representative shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) in the judgment of the Representative there shall not have occurred, except as contemplated by the Prospectus, any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinions of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Sugar, Friedberg & Felsenthal LLP, as counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representative shall have received an additional four conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Porter & Hedges, L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

(f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date the Representative shall have received from:

(i) Batelle & Batelle LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(i) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representative shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters);

(ii) Deloitte & Touche LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(ii) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representative shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters); and

(iii) Greenwalt Sponsel & Co., Inc., independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(ii) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representative shall have received an additional four conformed copies of such accountants’ letter for each of the several Underwriters).

(h) Opinions of Counsels for the Selling Stockholders. On the First Closing Date the Representative shall have received the opinions of Dinsmore & Shohl, LLP, Sugar, Friedberg & Felsenthal LLP, and WeirFoulds LLP, counsels for the Selling Stockholders, dated as of such Closing Date, the forms of which are attached as Exhibit B, Exhibit C and Exhibit D, respectively (and the Representative shall have received an additional four conformed copies of each such counsel’s legal opinion for each of the several Underwriters).

(I) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representative copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.

(j) Selling Stockholders’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall receive a written certificate executed by each Selling Stockholder, dated as of such Closing Date, to the effect that:

(i) the representations and warranties of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

(ii) such Selling Stockholder has complied with all the agreements and covenants and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(k) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit E hereto from each of the Company’s directors and executive officers, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(i) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6 (other than (b)(iii) or (e)), Section 12(i)(a) or Section 18, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, not to exceed $150,000, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

Section 9. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by Oppenheimer) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by Oppenheimer) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply in each case to the extent but only to the extent such losses, claims, damages, liabilities, expenses or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Selling Stockholder may otherwise have. Without limiting the full extent of the Company’s agreement to indemnify each Underwriter pursuant to Section 9(a) as herein provided, the liability of any Selling Stockholder shall not exceed the aggregate gross proceeds received, but before expenses, from the sale of Shares by such Selling Stockholder.

(c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer,

Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Stockholders, hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second paragraph and as set forth in the ninth and tenth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case the Representative, the Company or the Selling Stockholders shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. The Representative, by notice given to the Company and the Selling Stockholders, shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Underwriters to purchase the Optional Shares at any time prior to the Option Closing Date, as the case may be, if at any time (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market or (b) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; or (iv) the

Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representative and the Underwriters to the extent provided in Sections 4 and 7 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Oppenheimer & Co. Inc.

125 Broad Street

New York, New York 10004

Facsimile: (212) 668-8124

Attention: Henry P. Williams

with a copy to:

Porter & Hedges, L.L.P.

1000 Main Street, 36th Floor

Houston, Texas 77002

Facsimile: (713) 226-6274

Attention: Robert G. Reedy

If to the Company:

CECO Environmental Corp.

3120 Forrer Street

Cincinnati, Ohio 45209

Facsimile: (513) 458-2647

Attention: Richard J. Blum

If to the Selling Stockholders:

CECO Environmental Corp.

3120 Forrer Street

Cincinnati, Ohio 45209

Facsimile: (513) 458-2647

Attention: Dennis Blazer

in each case, with a copy to:

Sugar, Friedberg & Felsenthal LLP

30 N. LaSalle Street, Suite 3000

Chicago, Illinois 60602

Facsimile: 312-372-7951

Attention: Leslie J. Weiss

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

Section 18. Failure of One or More of the Selling Stockholders to Sell and Deliver Offered Shares. If the Underwriters have fulfilled all of their obligations under this Agreement and one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 7, 9 and 10 hereof, the Company or the other Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the First Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Representative the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CECO ENVIRONMENTAL CORP.

By:
Name:
Title:

SELLING STOCKHOLDERS

By:
Name:
Title:	Attorney-in-fact

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

OPPENHEIMER & CO. INC.

Acting as Representative of the several Underwriters named in the attached Schedule A.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Oppenheimer & Co., Inc
Needham & Company, LLC.
Total	3,348,166

SCHEDULE B

Selling Stockholder	Number of Firm Shares to be Sold
Phillip DeZwirek	1,250,000
Jason DeZwirek	598,666
Richard Blum	224,000
David D. Blum	167,000
Lawrence J. Blum	108,500
Total:	2,348,166

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

SCHEDULE D

Subsidiaries and Joint Ventures of the Company

CECO Group, Inc.	(Delaware)

CECO Filters, Inc.	(Delaware, subsidiary of CECO Group, Inc.)

CECO Abatement Systems, Inc.	(Delaware, subsidiary of CECO Group, Inc.)

H.M. White, Inc. (f/k/a CECO Energy, Inc.)	(Delaware, subsidiary of CECO Group, Inc.)

CECOaire, Inc.	(Delaware, subsidiary of CECO Group, Inc.)

The Kirk & Blum Manufacturing Company	(Ohio, subsidiary of CECO Group, Inc.)

kbd/Technic, Inc.	(Indiana, subsidiary of CECO Group, Inc.)

CECO Filters India Pvt. Ltd.	(India, subsidiary of CECO Filters, Inc.)

New Busch Co., Inc.	(Delaware, subsidiary of CECO Filters, Inc.)

CECO Acquisition Corp.	(Delaware, subsidiary of CECO Group, Inc.)

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